                                                              Exhibit (10)(a)(2)

                                  SCHEDULE A-4

                         EATON VANCE MUTUAL FUNDS TRUST
                              CLASS A SERVICE PLAN
                            EFFECTIVE: JUNE 22, 1998

                         Name of Fund Adopting this Plan

                   Eaton Vance Insured Tax-Managed Growth Fund
              Eaton Vance Insured Tax-Managed Emerging Growth Fund
            Eaton Vance Insured Tax-Managed International Growth Fund
                      Eaton Vance Insured High Income Fund